Exhibit 99.2

FOR IMMEDIATE RELEASE

Pep Boys Terminates Bridgestone Agreement and
Separately Announces Agreement with Icahn Enterprises

PHILADELPHIA, PA – December 30, 2015 – The Pep Boys – Manny, Moe & Jack (NYSE: PBY), the nation’s leading automotive aftermarket service and retail chain, today announced that it has terminated its previously announced merger agreement with Bridgestone Retail Operations, LLC (“Bridgestone”).

Separately, Pep Boys and Icahn Enterprises L.P. (“Icahn Enterprises”; NASDAQ:IEP) today announced that they have signed a definitive agreement under which Icahn Enterprises will acquire Pep Boys for $18.50 per share in cash.

Simultaneous with the termination of the Bridgestone agreement, Icahn Enterprises, on behalf of Pep Boys, paid Bridgestone a $39.5 million termination fee.

About Pep Boys

Since 1921, Pep Boys has been the nation’s leading automotive aftermarket chain.  With over 7,500 service bays in over 800 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair.  Customers can find the nearest location by calling 1-800-PEP BOYS (1-800-737-2697) or by visiting www.pepboys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” ‘intend,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks include uncertainties associated with the Icahn Enterprises tender offer and the merger, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of Pep Boys’ shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors may cause Pep Boys’ actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in Pep Boys’ filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and subsequent reports filed by Pep Boys with the SEC. Copies of Pep Boys’ filings with the SEC may be obtained at the “Investors” section of Pep Boys’ website at www.pepboys.com or on the SEC’s website at www.sec.gov. In addition, other factors may cause Icahn Enterprises’ actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in Icahn Enterprises’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent reports filed by Icahn Enterprises with the SEC. Copies of Icahn Enterprises’ filings with the SEC may be obtained on the SEC’s website at www.sec.gov.

The forward-looking statements included in this announcement are made as of the date hereof. Neither Pep Boys nor Icahn Enterprises is under any obligation to (and each expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws.

Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. This communication is for informational purposes only. The tender offer transaction to be commenced by Icahn Enterprises will be made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) filed by a subsidiary of Icahn Enterprises with the U.S. Securities and Exchange Commission (SEC). In addition Pep Boys will file a Solicitation/Recommendation statement on Schedule 14D-9 with the SEC related to the tender offer. Prior to making any decision regarding the tender offer, Pep Boys shareholders are strongly advised to read the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9. Pep Boys shareholders will be able to obtain the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9 at no charge on the SEC’s website at www.sec.gov. In addition, Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9 may be obtained free of charge from the information agent for the tender offer or by directing a request to Pep Boys, Attention: Brian Zuckerman, 3111 West Allegheny Avenue, Philadelphia, PA 19132, Telephone Number (215) 430-9169.

Contacts:

Investors:

Brian Zuckerman

(215) 430-9169

Media:

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Averell Withers

212-355-4449